CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report on dated February 22, 1999 in this Registration Statement ( Form N-1A No. 33-27896) of FFTW Funds, Inc.

/s/ Ernst & Young LLP
Ernst & Young LLP

New York, NY
April 30, 1999